Exhibit 5.2

To: Credit Suisse AG Paradeplatz 8 P.O. Box 1 8070 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH–8005 Zurich P.O. Box 314 | CH–8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch
May 17, 2016 BOR | SAO 317545 | 4687492_5.docx

Credit Suisse AG, acting through its Nassau and London Branches | U.S. Medium-Term Note Program under the Credit Suisse Group AG and Credit Suisse AG U.S. Shelf (Issue Dates: April 29, 2016 – May 16, 2016)

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse AG (Credit Suisse), a Swiss bank, in connection with the issuance by Credit Suisse, acting through either its Nassau Branch or its London Branch (each, an Issuing Branch), of the senior medium-term notes specified in Annex 1 (the Notes, which expression, unless the context otherwise requires, includes the Global Notes (as defined below)) on the issue dates specified in Annex 1 (the Issue Dates), under an indenture dated as of March 29, 2007 (the Base Indenture), between Credit Suisse and The Bank of New York Mellon, as trustee (in such capacity, the Trustee), as supplemented by a second supplemental indenture dated as of March 25, 2009 (the Supplemental Indenture and, together with the Base Indenture, the Indenture), between Credit Suisse and the Trustee. As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Notes.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Prospectus (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

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For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively, the Documents):

(i)	an electronic copy of the executed distribution agreement dated May 7, 2007, between Credit Suisse Securities (USA) LLC, as distributor, and Credit Suisse (as amended by Amendment No. 1 dated January 11, 2008, the Distribution Agreement), as supplemented by (A) the Distributor Accession Letter and Confirmation dated June 18, 2008, pursuant to which JPMorgan Chase Bank, National Association and JPMorgan Securities LLC (formerly JPMorgan Securities, Inc.), each acting through JPMorgan Private Bank and JPMorgan Private Client Services, became distributors, (B) the Distributor Accession Letters and Confirmations dated March 23, 2012, pursuant to which Barclays Capital Inc., Citigroup Global Markets Inc. and Incapital LLC became distributors, (C) the Distributor Accession Letter and Confirmation dated May 8, 2012, pursuant to which Merrill, Lynch, Pierce, Fenner & Smith Incorporated became a distributor, (D) the Distributor Accession Letter and Confirmation dated May 18, 2012, pursuant to which Morgan Stanley & Co. LLC became a distributor, (E) the Distributor Accession Letter and Confirmation dated March 12, 2014, pursuant to which UBS Financial Services Inc. became a distributor, and (F) the Distributor Accession Letter and Confirmation dated March 24, 2014, pursuant to which UBS Securities LLC became a distributor (collectively, the Accession Agreements);

(ii)	an electronic copy of the executed Base Indenture;

(iii)	an electronic copy of the executed Supplemental Indenture (together with the Distribution Agreement, the Accession Agreements and the Base Indenture, the Transaction Agreements);

(iv)	an electronic copy of the executed global notes representing the Notes (the Global Notes);

(v)	an electronic copy of the prospectus dated as of May 4, 2015 (the Base Prospectus);

(vi)	an electronic copy of the prospectus supplement to the Base Prospectus dated as of May 4, 2015 (the Prospectus Supplement);

(vii)	an electronic copy of the pricing supplements specified in Annex 1, including any underlying supplements and product supplements incorporated by reference therein (together with the Base Prospectus and the Prospectus Supplement, the Prospectus);

(viii)	an electronic copy of the executed Officer's Certificate dated May 4, 2015, issued by Credit Suisse pursuant to Sections 2.02, 10.03 and 10.04 of the Indenture;

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(ix)	a certified excerpt from the Register of Commerce of the Canton of Zurich for Credit Suisse, dated May 12, 2016 (the Excerpt);

(x)	a copy of the articles of association (Statuten) of Credit Suisse in their version as of (A) April 19, 2006 (the 2006 Articles), (B) August 26, 2008 (the 2008 Articles), and (C) September 4, 2014 (the 2014 Articles);

(xi)	an electronic copy of (A) the Organizational Guidelines and Regulations of Credit Suisse, valid as of January 1, 2006 (the 2006 Regulations), and (B) the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse, valid as of (w) March 24, 2009 (the 2009 Regulations), (x) February 8, 2012 (the 2012 Regulations), (y) June 19, 2014 (the 2014 Regulations), and (z) April 28, 2016 (the 2016 Regulations);

(xii)	an electronic copy of the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of (A) January 1, 2007 (the 2007 Funding Authority), (B) December 17, 2008 (the 2008 Funding Authority), (C) May 18, 2012 (the 2012 Funding Authority), and (D) August 4, 2015 (the 2015 Funding Authority);

(xiii)	an electronic copy of (A) the memorandum of the Chief Financial Officer of Credit Suisse and Credit Suisse Group AG (CFO) to the members of the Board of Directors of Credit Suisse and Credit Suisse Group AG, dated February 14, 2007 (the February 2007 CFO Approval), (B) the certificate of R. Fassbind, as CFO, dated May 2, 2007 (the May 2007 CFO Approval), (C) the certificate of R. Fassbind, as CFO, dated March 12, 2009 (the 2009 CFO Approval), and (D) the certificate of D. Mathers, as CFO, dated March 19, 2015 (the 2015 CFO Approval and, together with the February 2007 CFO Approval, the May 2007 CFO Approval, and the 2009 CFO Approval, the CFO Approvals);

(xiv)	an electronic copy of (A) the power of attorney dated March 26, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the March 2007 Power of Attorney), (B) the power of attorney dated May 2, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the May 2007 Power of Attorney), (C) the power of attorney dated March 20, 2008, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the 2008 Power of Attorney), and (D) the power of attorney dated July 22, 2015, issued by D. Mathers, as CFO, and D. Wong, as Treasurer of Credit Suisse (the 2015 Power of Attorney);

(xv)	an electronic copy of the Structured Notes and Warrants – Business Division Authorizations (Version 8.0), finalized January 29, 2016, which is the list of Senior Business Personnel referred to in the 2015 Funding Authority (the Business Authorizations List);

(xvi)	an email dated January 29, 2016, from D. Mathers, as CFO, to G. Orlins, copying D. Wong, as Treasurer of Credit Suisse, C. Horne, P. Doshi, H. Lee, A. Milligan, C. Schmid and T. Wenke, approving the Business Authorizations List (the Business Authorizations List Approval);

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(xvii)	an electronic copy of the Secretary's Certificate dated May 17, 2016 (including the exhibits thereto, the Secretary's Certificate), executed by Joan E. Belzer and Andreas Fehrenbach;

(xviii)	an electronic copy of the Secretary's Certificate dated May 17, 2016 (the Supplemental Secretary's Certificate), executed by Joan E. Belzer and Andreas Fehrenbach; and

(xix)	an email confirmation from Haewon Lee dated May 17, 2016 (the Confirmation).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents; and

(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate, including, without limitation, the statements set forth in

(i)	the Confirmation as to the following facts:

(A)	the Notes (i) are structured notes issued pursuant to business-driven transactions within the meaning of the 2015 Funding Authority, (ii) are offered pursuant to the Base Prospectus, the Prospectus Supplement and the applicable pricing supplement specified in Annex 1, and (iii) constitute "Notes" as such term is used in the Secretary's Certificate;

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(B)	the copy of each Global Note attached to the Confirmation (or as otherwise provided to Homburger AG by Credit Suisse) is a true and correct copy of the original document; and

(C)	the terms of the Notes have been approved by the persons whose signatures appear on the relevant Global Note, and such persons were employees of Credit Suisse or one of its affiliates at the time of such approval; and

(ii)	the Secretary's Certificate and the Supplemental Secretary’s Certificate, including as to the following facts:

(1)	as of each Issue Date, (v) the 2014 Articles, the 2016 Regulations, the 2015 Funding Authority, the CFO Approvals, the 2015 Power of Attorney, the Business Authorizations List and the Business Authorizations List Approval continue in full force and effect and have not been amended, (w) the Distribution Agreement has not been amended (other than by the Accession Agreements) and continues in full force and effect, (x) the Excerpt is correct and complete, (y) the Base Indenture has not been terminated, rescinded or amended in any way (other than by the Supplemental Indenture, the first supplemental indenture dated as of May 6, 2008, and any other supplements thereto relating to note issuances thereunder that do not constitute Notes) and the Indenture continues in full force and effect, and (z) immediately after giving effect to the issuance of Notes, the aggregate issuance amount, as measured by the aggregate offering price, of (i) medium-term notes (including such Notes) issued pursuant to the Prospectus Supplement, including any supplement thereto, will not exceed USD 85 billion and (ii) securities (including such Notes) issued pursuant to the U.S. registration statement on Form F-3 of which the Base Prospectus forms a part, will not exceed USD 85 billion, in each case in accordance with the 2015 CFO Approval;

(2)	the 2008 Articles were in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(3)	the 2006 Articles were in full force and effect and had not been amended as of the dates of the Base Indenture and the Distribution Agreement;

(4)	the 2014 Regulations were in full force and effect and had not been amended as of the date of the 2015 Funding Authority, the 2015 CFO Approval, the 2015 Power of Attorney, the Business Authorizations List and the Business Authorizations List Approval;

(5)	the 2012 Regulations were in full force and effect and had not been amended as of the date of the 2012 Funding Authority;

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(6)	the 2009 Regulations were in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(7)	the 2006 Regulations were in full force and effect had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the 2007 Funding Authority, the 2008 Funding Authority, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval, the 2008 Power of Attorney, and the 2009 CFO Approval;

(8)	the 2012 Funding Authority was in full force and effect and had not been amended as of the dates of the 2015 CFO Approval and the 2015 Power of Attorney;

(9)	the 2008 Funding Authority was in full force and effect and had not been amended as of the dates of the Supplemental Indenture and the 2009 CFO Approval;

(10)	the 2007 Funding Authority was in full force and effect and had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval and the 2008 Power of Attorney;

(11)	the 2008 Power of Attorney was in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(12)	the May 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Distribution Agreement; and

(13)	the March 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Base Indenture.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	Credit Suisse is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	Credit Suisse has the necessary corporate power and authority to, acting through the relevant Issuing Branch, issue the Notes.

3.	The Notes have been duly authorized by all necessary corporate action by Credit Suisse.

IV.	Qualifications

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The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	We express no opinion on the legality, validity or enforceability of any of the provisions of any Transaction Agreement or the Notes or the performance of the obligations assumed by Credit Suisse thereunder.

(c)	Further, we express no opinion as to tax matters, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention after the date hereof. This opinion is addressed to you for your benefit, and is not to be relied upon by any other person without our express consent, except that it may be relied upon by initial purchasers of the Notes and by Davis Polk & Wardwell LLP for purposes of issuing its opinion to you as of the date hereof with respect to certain matters of the laws of the State of New York and United States federal law pertaining to the Notes.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to a report on Form 6-K to be filed by Credit Suisse on or around the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. Save as aforementioned, this opinion may not be transmitted by you to any other person, quoted or referred to in any public document or filed with anyone, in each case, without our express consent.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the city of Zurich.

Sincerely yours,
Homburger AG

Annex 1 to the Legal Opinion dated May 17, 2016

a)	Notes with issue date April 29, 2016

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
14.85% per annum Contingent Coupon Autocallable Yield Notes due April 28, 2017 Linked to the Performance of Four Underlyings	April 22, 2016	F223	$800,000	22548Q4M4
17.15% per annum (approximately 8.575% for the term of the securities) Coupon Autocallable Yield Notes due October 31, 2016 Linked to the Performance of the Market Vectors Junior Gold Miners ETF and the Common Shares of Seabridge Gold Inc.	April 27, 2016	F224	$1,577,000	22548Q5D3
Digital Buffered Notes due October 31, 2017 Linked to the Performance of the Russell 2000® Index	April 26, 2016	K646	$765,000	22546VZN9
Digital Buffered Notes due April 30, 2018 Linked to the Performance of the S&P 500® Index	April 22, 2016	K650	$1,460,000	22548Q2D6
Digital Buffered Notes due April 30, 2020 Linked to the Performance of the S&P 500® Index	April 27, 2016	K651	$1,332,000	22548Q2J3
Digital Buffered Notes due October 30, 2019 Linked to the Performance of the Russell 2000® Index	April 27, 2016	K652	$1,721,000	22548Q2K0
Capped Trigger GEARS Linked to the Performance of the Russell 2000® Index due April 30, 2019	April 26, 2016	T736	$2,795,450	22548J853
Trigger GEARS Linked to the Performance of the S&P 500® Index due April 30, 2026	April 26, 2016	T737	$5,785,530	22548J861

Trigger GEARS Linked to the Performance of the Energy Select Sector SPDR® Fund due April 30, 2021	April 26, 2016	T738	$3,364,450	22548J879
Trigger GEARS Linked to the Performance of the Vanguard FTSE Emerging Markets ETF due April 30, 2021	April 26, 2016	T739	$179,100	22548J887
Trigger Step Securities Linked to the Performance of the S&P 500® Index due April 30, 2020	April 26, 2016	T740	$496,750	22548R103
Absolute Return Barrier Securities due April 29, 2021 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 26, 2016	T743	$1,117,000	22546VZS8
Accelerated Barrier Notes due April 29, 2021 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 26, 2016	T744	$721,000	22546VZT6
Autocallable Securities due April 30, 2018 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 26, 2016	T745	$200,000	22546VZU3
Digital Plus Barrier Notes due April 29, 2021 Linked to the Performance of the S&P 500® Index	April 26, 2016	T746	$2,099,000	22546VZZ2
Digital Barrier Notes due October 30, 2017 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 22, 2016	T747	$1,383,000	22548Q2E4
Autocallable Securities due April 29, 2020 Linked to the Performance of the S&P 500® Index and the EURO STOXX 50® Index	April 22, 2016	T748	$884,000	22548Q2F1
Digital Plus Barrier Notes due April 29, 2022 Linked to the Performance of the S&P 500® Index	April 22, 2016	T752	$1,104,000	22548Q3L7

Capped Trigger GEARS Linked to the Performance of the iShares® MSCI Emerging Markets ETF due April 30, 2018	April 27, 2016	T759	$5,035,000	22548R285
7.00% per annum Contingent Coupon Autocallable Yield Notes due April 29, 2021 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 26, 2016	U1531	$702,000	22546VZY5
8.00% per annum Contingent Coupon Callable Yield Notes due April 29, 2019 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 22, 2016	U1533	$8,499,000	22548Q2C8
Fixed to Floating Rate Securities due 2031 Leveraged CMS Curve and S&P 500® Index Linked Securities With the Payment at Maturity Subject to the Barrier Level Feature Linked to the S&P 500® Index Principal at Risk Securities	April 26, 2016	U1538	$14,000,000	22548Q2R5
1.5 Year 5.50% per annum Callable Yield Notes due October 30, 2017 Linked to the Performance of the EURO STOXX 50® Index and the Russell 2000® Index	April 22, 2016	U1539	$1,000,000	22548Q2S3
8.00% per annum Contingent Coupon Callable Yield Notes due April 29, 2019 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 26, 2016	U1540	$770,000	22548Q2T1

3 Year 9.00% per annum Autocallable Yield Notes due April 29, 2019 Linked to the Performance of the Class P Common Stock of Kinder Morgan, Inc., the Common Stock of Exxon Mobil Corporation and the Common Stock of ConocoPhillips	April 26, 2016	U1541	$700,000	22548Q2U8
7.80% 7.5 Year Callable Daily Range Accrual Securities due October 30, 2023 Linked to the Performance of the Russell 2000® Index	April 26, 2016	U1551	$5,000,000	22548Q3N3
7.25% per annum Contingent Coupon Autocallable Yield Notes due April 29, 2020 Linked to the Performance of the S&P 500® Index, the EURO STOXX 50® Index and the TOPIX® Index	April 26, 2016	U1560	$500,000	22548Q4D4
Trigger Autocallable Contingent Yield Notes Linked to the least performing underlying between the S&P 500® Index and the EURO STOXX 50® Index due on April 30, 2019	April 27, 2016	U1571	$3,287,400	22548R236
Trigger Autocallable Contingent Yield Notes Linked to the iShares® Russell 2000 ETF due on April 30, 2018	April 27, 2016	U1575	$8,897,000	22548R244

Trigger Autocallable Contingent Yield Notes

$2,784,300 Linked to the Common Stock of Bank of America Corporation due on April 30, 2021

$1,660,000 Linked to the Common Stock of General Electric Company due on April 30, 2021

$3,928,100 Linked to the Common Stock of Microsoft Corporation due on April 30, 2021

April 27, 2016	U1577ABC	$2,784,300 $1,660,000 $3,928,100	22548R251 22548R269 22548R277

b)	Notes with issue date May 2, 2016

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
1 Year 7.50% per annum Autocallable Reverse Convertible Securities due May 2, 2017 Linked to the Performance of the Common Stock of Amgen Inc.	April 27, 2016	F219	$1,496,000	22548Q3Q6
5.50% per annum Contingent Coupon Buffered Accelerated Return Equity Securities due May 3, 2021 Linked to the Performance of the S&P 500® Index	April 27, 2016	T753	$1,650,000	22548Q4N2
Knock-Out Notes due August 31, 2017 Linked to the Performance of the Russell 2000® Index	April 27, 2016	J567	$4,450,000	22548Q5P6

c)	Notes with issue date May 4, 2016

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
Knock-Out Notes due May 17, 2017 Linked to the Performance of the EURO STOXX 50® Index	April 29, 2016	J566	$815,000	22548Q4Z5
Buffered Return Equity Securities due November 1, 2018 Linked to the Performance of the S&P 500® Index	April 29, 2016	K649	$213,000	22546VZX7
Absolute Return Barrier Securities due May 4, 2020 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 29, 2016	T741	$2,069,000	22546VZP4
Accelerated Barrier Notes due May 4, 2021 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 29, 2016	T742	$1,258,000	22546VZR0
Digital Plus Barrier Notes due May 4, 2020 Linked to the Performance of the S&P 500® Index	April 29, 2016	T749	$463,000	22548Q2M6
High/Low Coupon Callable Yield Notes due November 6, 2017 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 29, 2016	U1532	$412,000	22548Q2A2
7.00% per annum Contingent Coupon Autocallable Yield Notes due May 4, 2021 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 29, 2016	U1536	$1,007,000	22548Q2P9
5.80% per annum Contingent Coupon Yield Notes due May 4, 2021 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	April 29, 2016	U1554	$525,000	22548Q3S2

Callable Contingent Income Securities due May 4, 2026 All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features Linked to the Performance of the S&P 500® Index	April 29, 2016	U1559	$8,558,000	22548Q4B8

d)	Notes with issue date May 5, 2016

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
Accelerated Return Notes® Linked to the JPX-Nikkei Index 400	April 28, 2016	ARN-54	$2,603,240	22548J119
13 Month 5.00% per annum Coupon Buffered Securities due June 5, 2017 Linked to the Performance of the Russell 2000® Index and the iShares® MSCI EAFE® ETF	May 2, 2016	K669	$6,300,000	22548Q6B6
Strategic Accelerated Redemption Securities® Linked to the S&P 500® Index	April 28, 2016	STR-22	$25,236,670	22549H203
Autocallable Market-Linked Step Up Notes Linked to the S&P 500® Index	April 28, 2016	SUN-85	$43,227,670	22549H104
Autocallable Market-Linked Step Up Notes Linked to the Russell 2000® Index	April 28, 2016	SUN-86	$14,228,250	22549H302
Callable Contingent Income Securities due May 3, 2018 All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features Linked to the Performance of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index	April 29, 2016	U1573	$4,583,000	22548Q4R3

e)	Notes with issue date May 6, 2016

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
Callable Contingent Income Securities due May 2, 2018 All Payments on the Securities Subject to the Coupon Barrier and Knock-In Features Linked to the Performance of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index	April 29, 2016	U1580	$3,359,000	22548Q5E1
Notes Linked to the MSCI India Index	May 3, 2016	ARN-55	$5,306,000	22547V808
Buffered Accelerated Return Equity Securities due October 18, 2017 Linked to the Performance of a Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE® ETF, the Russell 2000® Index and the iShares® MSCI Emerging Markets ETF	May 3, 2016	K670	$2,400,000	22548Q6E0

f)	Notes with issue date May 11, 2016

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
Buffered Accelerated Return Equity Securities due November 10, 2017 Linked to the Performance of the S&P 500® Index	May 5, 2016	K667	$2,872,000	22548Q5V3

13.30% per annum Contingent Coupon Autocallable Yield Notes due May 11, 2017 Linked to the Performance of the Common Stock of lululemon athletica inc. and the Common Stock of L Brands, Inc.	May 6, 2016	F225	$500,000	22548Q5T8
Trigger Callable Contingent Yield Notes (daily coupon observation) Linked to the least performing underlying between the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due on May 15, 2018	May 6, 2016	U1588	$8,808,000	22548R335

Airbag Autocallable Yield Notes

$10,837,000 Linked to the Common Stock of Apple Inc. due on May 12, 2017

$4,570,000 Linked to the Common Stock of Microsoft Corporation due on May 12, 2017

$1,421,000 Linked to the SPDR® S&P® Oil & Gas Exploration & Production ETF due on May 12, 2017

	May 6, 2016	U1589ABC	$10,837,000 $4,570,000 $1,421,000	22548R350 22548R343 22548R368
8.10% per annum Autocallable Coupon Buffered Securities due May 11, 2017 Linked to the Performance of the Common Stock of Apple Inc.	May 4, 2016	U1592	$1,216,000	22548Q6G5

g)	Notes with issue date May 13, 2016

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
Buffered Accelerated Return Equity Securities due June 15, 2017 Linked to the Performance of the S&P 500® Index	May 10, 2016	K668	$1,118,000	22548Q5W1
Digital Barrier Notes due June 15, 2017 Linked to the Performance of the S&P 500® Index and the iShares® MSCI Emerging Markets ETF	May 10, 2016	T768	$386,000	22548Q6C4

h)	Notes with issue date May 16, 2017

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
Autocallable Securities due May 16, 2018 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	May 11, 2016	T766	$809,000	22548Q5S0